PRELIMINARY/ PROXY STATEMENT

PRELIMINARY COPY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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mPhase Technologies, Inc.
 (Name of Registrant as Specified In Its Charter)

mPhase Technologies, Inc.
 (Name of Person(s) Filing Proxy Statement)

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PRELIMINARY COPY

mPHASE TECHNOLOGIES, INC.
 587 CONNECTICUT AVENUE
 NORWALK, CONNECTICUT 06854-1711
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
FOR FISCAL YEAR ENDED JUNE 30,2008
 TO BE HELD THURSDAY DECEMBER 17, 2009

The Annual Shareholders Meeting of mPhase Technologies, Inc. for fiscal year ended June 30, 2008 will be held at our offices at 587 Connecticut Avenue, Norwalk, CT 06854, on  Thursday December 17, 2009, at 10:00 a.m. local time, for the purpose of considering and voting upon:

(1)

A proposal to elect six (6) Directors to hold office until our next Annual Meeting.

(2)

A proposal to ratify the appointment of Rosenberg, Rich Baker Berman. &Company as the independent accountants for the our 2009 fiscal year commencing July 1,2008 through June 30, 2009.

(3)

A proposal to approve and adopt an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of common stock from  2,000,000,000 to 3,000,000,000 shares.

(4)

Such other business as may properly come before the meeting and any adjournment thereof.

The above items are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on October 20, 2009 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A list of stockholders as of the record date will be available for inspection by stockholders at our corporate headquarters during business hours for a period of 10 days before the meeting.

By Order of the Board of Directors
 Gustave T. Dotoli
 Corporate Secretary

November 3, 2009

IMPORTANT

     Whether or not you expect to be present at the meeting, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY as promptly as possible in order to save us further solicitation expense. Shareholders of record attending the meeting may revoke their proxies at that time and personally vote all matters under consideration. There is an addressed envelope enclosed with the Proxy for which no postage is required if mailed in the United States.

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

MPHASE TECHNOLOGIES, INC.	Meeting Information

Meeting Type: Annual Meeting
For holders as of: October 20, 2009
Date: December 17, 2009 Time: 10:00 AM EST
Location: mPhase Technologies, Inc.
587 Connecticut Avenue
Norwalk, CT 06854

You are receiving this communication because you hold Shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy Materials and voting instructions.

--Before You Vote --

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment Advisor. Please make the request as instructed above on or before December 03, 2009 to facilitate timely delivery.

How To Vote

Please Choose One of The Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Ronald A. Durando 02 Gustave T. Dotoli 03 Victor Lawrence 04 Abraham Biderman 05 Martin S. Smiley 06 Anthony H. Guerino

The Board of Directors recommends you vote FOR the following proposal(s):

2 Approval of our independent accountants, Rosenberg Rich Baker Berman & Co. for fiscal year 2009.

3 Approval of an amendment to our Amended Certificate of Incorporation authorizing an increase in authorized shares of common stock from 2 billion shares to 3 billion shares

PRELIMINARY COPY

mPHASE TECHNOLOGIES, INC.

PROXY STATEMENT
 FOR THE ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD THURSDAY DECEMBER 17, 2009

     This Proxy Statement is furnished to the shareholders of mPhase Technologies, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders and at any adjournments thereof. The Annual Meeting will be held at our offices at 587 Connecticut Avenue, Norwalk, CT 06854, at 10:00 a.m. Eastern Time on  Thursday December  17, 2009.

     The approximate date on which this Proxy Statement and the accompanying Proxy Card are first being sent or given to shareholders is November 3, 2009

VOTING

General

     The securities that may be voted at the Annual Meeting consist of our common stock, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of our shares who are entitled to notice of and to vote at the Annual Meeting is October 20, 2009. On the  record date ____________ shares were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the outstanding shares of our shares is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes shall be counted for purposes of determining a quorum, but not have the effect of votes for or against any proposal. Therefore, abstentions and broker non-votes will not affect the outcome of such matter. At a meeting where a quorum is present, with respect to Proposal I for the election of directors, nominees who receive a plurality of the votes cast will be elected to serve until the next Annual Meeting of Shareholders, and with respect to Proposal II for the ratification of appointment of Independent Accountants for the Company, the affirmative vote of a majority of the shares represented at the Annual Meeting will be required to approve such proposal and broker non-votes will be counted as an vote in the affirmative. With respect to Proposal III for the amendment of the Company’s certificate of incorporation to authorize an additional 2 billion shares of common stock for a total number of 3 billion authorized shares of common stock, the affirmative vote of a majority of the shares of the Company represented at the meeting or by proxy is required for approval.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” means the votes that could have been cast on the matter in question if the brokers had received their customers’ instructions, and as to which the broker has notified us on a Proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. However, Brokers may vote on certain “routine” matters in the Proxy Statement at the broker’s discretion whey they have not received timely voting instructions from their customers.

Voting by Proxy

     Shares represented by properly executed proxies received at or before the Annual Meeting that have not been revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” approval of the proposals described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. Our shareholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time before it is voted by signing and returning a later- dated proxy with respect to the same shares, by filing with our corporate secretary, a written revocation bearing a later date or by attending and voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not in and of itself revoke a proxy.

     If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies (except for any proxies that have theretofore effectively been revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL I

ELECTION OF DIRECTORS

     The Board has nominated six (6) incumbent directors for election:  Ronald A. Durando, Gustave T. Dotoli, Anthony Guerino, Abraham Biderman, Victor Lawrence and Martin S. Smiley

     Each of the incumbent director nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Proxies not marked to the contrary will be voted “FOR” the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors.

Nominees

     The Board of Directors recommends that you vote FOR all of the following nominees:

Name	Age	Positions

Ronald A. Durando	52	Chief Executive Officer and Chairman of the Board of Directors
Gustave T. Dotoli (2)	74	Chief Operating Officer and Director
Anthony H. Guerino (1)(2)	65	Director
Abraham Biderman (1)(2)	62	Director
Victor Lawrence	60	Director
Martin S. Smiley	62	Director, EVP, General Counsel, CFO

 ____________________

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee .

     The following is biographical information about each of the nominees.

          Ronald A. Durando is a co-founder of mPhase Technologies, Inc. and has served as the Company’s President, Chief Executive Officer and a Director since its inception in October 1996. Since 1994, Mr. Durando has been an officer of Microphase Corporation. From 1986 to 1994, Mr. Durando was President and Chief Executive Officer of Nutley Securities, Inc., a registered broker-dealer. In addition, Mr. Durando is also Chairman of the Board of Janifast Ltd., a Hong Kong company that does manufacturing in Hong Kong and China. Mr. Durando is also President and Director of PacketPort.com, Inc.

     Gustave T. Dotoli has served as our Chief Operating Officer since October 1996. Prior to joining us, Mr. Dotoli was President and CEO of State Industrial Safety, Inc. from 1986-1996. In addition, Mr. Dotoli currently serves as the Vice President of Corporate Development of Microphase Corporation. He is formerly the President and Chief Executive Officer of the following corporations: Imperial Electro-Plating, Inc., World Imports USA, Industrial Chemical Supply, Inc., SISCO Beverage, Inc. and Met Pack, Inc. Mr. Dotoli holds a B.S. in Industrial Engineering from Fairleigh Dickinson University.

Martin Smiley is the EVP, CEO and General Counsel of mPhase Technologies, Inc. Mr. Smiley joined the Company on August 21, 2000. From June of 1994 through July of 2000, Mr. Smiley was a Managing Director in the Investment Banking Division of CIBC/Oppenheimer focusing on high yield debt placements for the independent power industry. From 1990 through 1994, Mr. Smiley served as Vice President of Investment Banking specializing in International Lease Financing and served as Vice President and General Counsel of Chrysler Capital Corporation commencing in 1984. Prior to that Mr. Smiley was a practicing attorney with the New York Law Firms of Leboeuf, Lamb Greene & MacRade specializing in corporate finance and SEC matters. Mr. Smiley received his B.A. in Mathematics from the University of Pennsylvania in 1969 and his J.D. from the University of Virginia School of Law in 1975.

     Anthony H. Guerino has been a member of the Board since February 23, 2000. Since December 1997, Mr. Guerino has been an attorney in private practice in New Jersey. Prior thereto, Mr. Guerino served as a judge of the Newark Municipal Courts for over twenty (20) years, periodically sitting in the Essex County Central Judicial Processing Court at the Essex County Courthouse. Mr. Guerino has been a chairperson for and member of several judicial committees and associations in New Jersey, and has been an instructor for the Seton Hall School of Law’s Trial Moot Court Program.

     Abraham Biderman has been a member of the Board since August 3, 2000. Since October of 2003, Mr. Biderman has been a Managing Director of Investment Banking of Eagle Advisers, an investment banking firm located in New York City. From 1990-September of 2003, Mr. Biderman had been employed by Lipper & Co. as Executive Vice President; Executive Vice President, Secretary and Treasurer of the Lipper Funds; and Co-Manager of Lipper Convertibles, L.P. Prior to joining Lipper & Co. in 1990, Mr. Biderman was Commissioner of the New York City Department of Housing, Preservation and Development from 1988 to 1989 and Commissioner of the New York City Department of Finance from 1986 to 1987. He was Chairman of the New York City Retirement System from 1986 to 1989. Mr Biderman was Special Advisor to former Mayor Edward I. Koch from 1985 to 1986 and assistant to former Deputy Mayor Kenneth Lipper from 1983 to 1985. Mr. Biderman is a Director of the Municipal Assistance Corporation for the City of New York. Mr. Biderman graduated from Brooklyn College and is a certified public accountant.

     Dr Victor Lawrence is bachelor Chair professor of Electrical Engineering and Associate Dean for Special Programs, in the Charles V Schafer, Jr. School of Engineering, at Steven Institute of Technology. Dr. Victor Lawrence is a member of the National Academy of Engineering and has worked in the information technology and communications field for over thirty years. He is an industry leader in digital communications R&D and services, an entrepreneur, an active member of engineering professional organizations, an author, and a teacher who has extensive international experience. Prior to joining Steven Institute of Technology Dr. Lawrence was Vice President, Advanced Communications Technology, Bell Laboratories, Lucent Technologies. He led the development of technologies that go into the most innovative, reliable, and cost-effective communications networks for the leading telecommunications service providers. He has supported Lucent’s businesses with a staff of about 500 leading technologists and a budget of about $100M. Major projects included gigabit, photonic, and wireless networking developments and services. He was responsible for a team of engineers that worked on performance analysis, simulations and development of broadband access and backbone networks for many national and international service providers. All of Lucent’s R&D organizations relied on his high-technology support of computer-aided hardware design, physical and thermal design, systems compliance testing and certification, and design for high performance network control, signaling, and management. Earlier, he was Director, Advanced Multimedia Communications at Bell Labs, where he was responsible for systems engineering, exploratory development of multimedia signal processing, transmission, and switching, including speech and audio coding, modems, broadband transmission, ATM switching and protocols, and wireless communication and signal processing. He held a variety of leadership positions in data communications research, digital techniques, and information systems. His application of digital signal processing to data communications in the late 1980s and early 1990s led to many significant advances in high-speed transmission over copper lines (e.g., voice band modems and DSL), which helped create a global industry that leverages the public switched telephone network. Dr. Lawrence played a significant role in the development of every major international voiceband modem standard, making high-speed data communication over international networks possible. The universal availability of high-speed data connectivity stimulated the growth and widespread use of the Internet. He led the development of high-speed modem/fax chip sets that are used in data terminals, computers, and voice terminals for secure communications worldwide. His work on high-speed transceivers for local loop and for premises applications led to the development of a variety of DSL technologies, many of which are deployed today for broadband services.

       Dr. Lawrence is a member of the National Academy of Engineering and a Fellow of both the Institute of Electrical and Electronics Engineers (IEEE) and AT&T Bell Labs. For his scientific achievements, Dr . Lawrence has received numerous awards, including the 2004 IEEE Award in International Communication and a 1997 Emmy Award for the HDTV Grand Alliance Standard. He was also the co-recipient of the 1984 J. Harry Karp Best Paper Award and the 1981 Gullemin-Cauer Prize Award.

     He served as the Chairman, IEEE Awards Board in 1994-1995, was Editor-In-Chief, IEEE Transactions on Communications from 1987 to 1991, and a member of the Board of Governors of the IEEE Communications Society from 1990 to 1992. He was also Special Rapporteur on Coding (1982-1984) and on Transmission Impairments (1984) for CCITT (now ITU).Dr. Lawrence has been a key proponent of R&D globalization and is championing the effort to bring fiber optic connectivity to Africa. Over the past several years at Bell Labs, he managed a worldwide R&D organization, with branches in Beijing and Shanghai in China and in Hilversum and Twente in the Netherlands, as well as four states in the US. Before joining Bell Labs in 1974, he taught at Kumasi University of Science and Technology in Ghana, and was employed as a research engineer at the General Electric Company in the UK. Dr. Lawrence is the co-author of five books : “Introduction to Digital Filters,” “Tutorials on Modem Communications,” “Intelligent Broadband Multimedia Networks,” “Design and Engineering of Intelligent Communications Systems,” and “The Art of Scientific Innovation.” He holds over 20 U.S. and international patents and has over 45 papers in referenced journals and conference proceedings, covering digital signal processing and data communications. Dr. Lawrence has taught Signal Processing and Data Networking courses at the University of Pennsylvania, Rutgers University, Princeton University, Columbia University, and Fairleigh Dickinson University, and delivered the Chancellor’s Distinguished Lecture Series at the University of California at Berkeley in 1986. He has also taught Technology Management and Technology Incubation courses at Bell Labs to new engineers.

Since 1996, Dr. Lawrence has taught a short-course each year at the US Industrial College of the Armed Forces.

From 1997-2001, Dr. Lawrence and his staff supported Senator Frist and the US Sub-Committee on Science and Technology.

     Dr. Lawrence received his undergraduate, masters, and doctorate degrees from the University of London in the United Kingdom.

The Board of Directors and Committees

     During fiscal year ended June 30, 2008, the Board of Directors held one meeting. Each director attended at least 75% of the combined number of meetings of the Board and Board committees of which he was a member.

     The Board of Directors created an Audit and Compensation Committee on February 23, 2000. The Audit Committee during fiscal 2008 was comprised of Messrs. Biderman and Guerino. Mr. Guerino meets the independence criteria established by the National Association of Securities Dealers, Inc. The report of the Audit Committee describes the scope of authority of the committee and may be found herein.

     The Board of Directors also has a Compensation Committee. As more fully described in the Report of the Compensation Committee set forth in this Proxy Statement, the Compensation Committee is responsible for our management and employee compensation. Specifically, the Compensation Committee determines the adequacy of management and employee compensation including the administration of our 2001 Long-Term Stock Incentive Plan. The Compensation Committee is presently comprised of Messrs. Dotoli, Biderman and Guerino.

On October 19, 2007, in connection with the settlement and dismissal of a civil law suit originally filed on November 16, 2005 by the Securities and Exchange Commission in the Federal District Court in the District of Connecticut, the SEC issued a Cease and Desist Order and certain remedial sanctions against two officers of mPhase Technologies, Inc. (the "Company"). The civil suit was filed against Packport.com, Inc. a Nevada corporation, Microphase Corporation, a Connecticut corporation, a company that provides administrative services to the Company and shares common management with the Company, and others. The two officers of the Company were Mr. Ronald A. Durando, President and Chief Executive Officer and Mr. Gustave T. Dotoli, the Chief Operating Officer. The Civil suit by the SEC named as respondents Mr. Durando, Mr. Dotoli and others in connection with their activities as officers and directors of Packetport.com. The cease and desist order from the SEC found that (1) Mr. Durando had violated Section 5 of the Securities Act of 1933, as amended, by making unregistered sales of common stock of Packetport.com.(2) Mr. Durando and Mr. Dotoli had violated Section 16(a) of the Securities Exchange Act of 1934, as amended, and Rule 16(a) thereunder by failing to timely disclose the acquisition of their holdings on Form 3’s and (3) Mr. Durando had violated Section 13(d) of the Securities Exchange Act of 1934, as amended, for failing to disclose the acquisition of more than five percent of the stock of Packetport.com. Under the order Mr. Durando was required to disgorge $150,000 and Mr. Dotoli was required to disgorge $100,000. The Company was not named as a party to the civil suit. More information regarding the detailed terms of the settlement can be found in SEC release No 8858 dated October 18, 2007 promulgated under the Securities Act of 1933 and SEC Release No. 56672 dated October 18,2007 promulgated pursuant to the Securities Exchange Act of 1934.

     Mr. Durando and Mr. Dotoli have continued to serve as officers and directors of the Company. Mr Durando and Mr. Dotoli together with Microphase corporation and others, without admitting or denying the findings of the SEC, except as to jurisdiction and subject matter, have consented to the entry of the Order Instituting Cease and Desist Proceedings, Making findings and Imposing a Cease and Desist Order and Remedial Sanctions pursuant to Section 8A of the Securities Exchange Act of 1933 and Section 21C of the Securities Exchange Act of 1934.

 Director Compensation

     For their attendance of Board and Committee meetings, we compensate the Directors with an annual stipend and stock options granted under our Stock Incentive Plan, which grants are included in the table “Security Ownership of Certain Beneficial Owners and Management” and the notes thereto.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee during fiscal 2008 were Messrs. Dotoli, Biderman and Guerino. Mr. Dotoli is our Chief Operating Officer. Neither Messrs. Biderman nor Guerino has been one of our officers or employees. None of our directors or executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire Board of Directors) of another entity during fiscal 2008 that has a director or executive officer serving on our Board of Directors except that Mr. Dotoli  was also a member of the Board of Directors of PacketPort.com, Inc., a company in which Mr. Durando served as Chief Executive Officer until the Company merged with Wyndstorm Corporation, at which time Mr. Dotoli and Mr. Durando resigned from their respective positions.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our committee has reviewed in accordance with recent revisions to the law pursuant to the Sarbanes-Oxley Act our Form 10-K, covering the fiscal year of the Company ending June 30, 2008.

     In fulfilling our oversight responsibilities, we will with our independent accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. We also have discussed with the independent accountants their independence from management, including the matters in the written disclosures from the independent accountants required by the Independence Standards Board. We further considered whether the provision by the independent accountants of the non-audit services described elsewhere in this Proxy statement is compatible with maintaining their independence. Finally, we recommended, and the Board of Directors approved, the selection Rosenberg, Rich, Baker, Berman & Company as our independent accountants for the fiscal year 2009 commencing July 1, 2008 and ending June 30, 2009.

     We have also discussed with our internal auditors and independent accountants the overall scope and plans for their respective audits. We meet with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of financial reporting.

Anthony Guerino
Abraham Biderman

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     We have engaged Rosenberg, Rich, Baker, Berman & Company certified public accountants having offices in Bridgewater, New Jersey, as our independent auditors for fiscal year 2009 commencing July 1, 2008 and ending June 30, 2009.

     Audit Fees. Fees for the audit for the fiscal year ended June 30, 2008 and the reviews of Forms 10-Q for such fiscal year amounted to $63,750.

     Fees for Financial Information Systems Design and Implementation. None.

     All other fees. None

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF APPOINTMENT OF ROSENBERG, RICH, BAKER, BERMAN & COMPANY AS THE EXTERNAL AUDITORS FOR US FOR THE FISCAL YEAR 2009 COMMENCING ON JULY 1,2008 AND ENDING ON JUNE 30, 2009. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF THE AUDITORS. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” RATIFICATION OF ROSENBERG, RICH, BAKER, BERMAN & COMPANY .

PROPOSAL III

APPROVAL OF AN AMENDMENT TO THE

 COMPANY’S AMENDED CERTIFICATE OF INCORPORATION

     The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 2,000,000,000 to 3,000,000,000 shares. The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting.

Purpose and Effect of the Amendment to Authorize Additional Shares of Common Stock

PROPOSAL TO AMEND THE COMPANY’S AMENDED CERTIFICATE OF
 INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK
 FROM 2,000,000,000 SHARES TO 3,000,000,000,000 SHARES

Background

     The Company’s Amended Certificate of Incorporation, as currently in effect, provides that the Company’s authorized capital stock consists of 2,000,000,000 shares of common stock, $.01 par value per share. Effective as of April 25, 2009, the Company’s Board of Directors unanimously approved an amendment to Article 4 of the Company’s Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 2,000,000,000 shares to 3,000,000,000 shares. In accordance with New Jersey law, the proposed amendment to the Amended Certificate of Incorporation is subject to shareholder approval.

     In the event that shareholder approval of the proposed amendment is obtained, the Company expects to file a Certificate of Amendment to the Amended Certificate of Incorporation with the New Jersey Secretary of State on or about the close of business on the date of the Annual Meeting.

     As of  October 19, 2009, out of the 2,000,000,000 shares of common stock currently authorized for issuance under the Amended Certificate of Incorporation, a total of 1,020,158,256 shares were issued and outstanding and 677,980,802 shares were reserved for issuance upon exercise of the Company’s stock options, warrants and other convertible securities. An increase in the number of shares of common stock authorized for issuance under the Company’s Amended Certificate of Incorporation is necessary to permit the Company to have additional shares available for issuance in furtherance of the Company’s business purposes, as more fully set forth below under “Reasons For and Effects Of the Proposal.”.

Reasons for and Effects of the Proposal

     Due to the limited number of shares of common stock available to be issued, the Board of Directors has unanimously approved, and voted to recommend that the shareholders approve, an amendment to the Company’s Amended Certificate of Incorporation pursuant to which the number of shares of common stock which the Company would be authorized to issue would be increased from 2,000,000,000 shares to 3,000,000,000 shares.

     The Board of Directors believes that an increase in authorized common stock would provide the Company with increased flexibility to issue and/or sell common stock from time to time at the discretion of the Board of Directors, and without further authorization by the shareholders, for one or more of the following business purposes: (i) in public or private offerings as a means of obtaining additional capital for the Company’s business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets; (iii) to satisfy any current or future financial obligations of the Company; (iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities that may be issued by the Company; or (v) pursuant to any benefit, option or stock ownership plan or employment agreement.

     The proposed increase in the number of authorized shares of common stock will not change the number of shares of common stock outstanding or the rights of the holders of such stock. Other than for the possibility of issuing new shares of common stock upon the exercise of outstanding stock options or warrants, the Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment to the Amended Certificate of Incorporation. However, the Company anticipates that it will need to raise additional equity capital in the near future through the issuance of common stock or other securities that are convertible into, or otherwise grant the holder thereof the right to purchase, common stock.

     Any issuance of additional shares of common stock could reduce the current shareholders’ proportionate interests in the Company, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Moreover, the issuance of additional shares of common stock could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, shareholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Also, the issuance of stock to persons supportive of the Board of Directors could make it more difficult to remove incumbent management and directors from office. Although the Board of Directors intends to issue common stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of common stock may have, among others, a dilutive effect on earnings per share of common stock and on the equity and voting rights of holders of shares of common stock. The Board of Directors believes, however, that the benefits of providing the flexibility to issue shares without delay for any business purpose outweigh any such possible disadvantages.

     Ownership of shares of common stock entitles each shareholder to one vote per share of common stock. Holders of shares of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Shareholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

     The increase in the authorized common stock will be implemented by effecting an amendment to the Company’s Amended Certificate of Incorporation, replacing the current Article 4 with a new Article 4 that states as follows:

     “The aggregate number of shares of common stock which the Corporation shall have authority to issue is 3,000,000,000 shares, par value $.01 per share”

     Assuming the increase in authorized common stock is approved by the shareholders at the Annual Meeting, an amendment to the Company’s Amended Certificate of Incorporation will be filed with the Secretary of State of the State of New Jersey, and the increase in authorized common stock will become effective as of 5:00 p.m. Eastern time on the date of such filing. The Company expects that such filing will take place on or shortly after the date the Annual Meeting is held. The increase in authorized common stock may be abandoned by the Board of Directors at any time before or after the Annual Meeting should the shareholders not approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED CERTIFICATE OF INCORPORATION THEREFORE INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 2,000,000,000 SHARES TO 3,000,000,000 SHARES, AS SET FORTH ABOVE. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 30, 2009 certain information regarding the beneficial ownership of our shares:

1.	by each person who is known by us to be the beneficial owner of more than five percent (5%) of its outstanding common stock;

2.	each of our directors;

3.	by each executive officer named in the Summary Compensation Table; and, by all of our directors and executive officers as a group.

AFFILIATES (1 & 2)	Shares	Warrants	Options	TOTAL	%

Victor Lawrence	-	-	-	-
Anthony Guerino	-	-	765,000	765,000	0.05%
Abraham Biderman	1,076,900	-	1,065,000	2,141,900	0.15%
Gustave Dotoli	22,793,033		36,775,000	59,568,033	4.20%
Ron Durando (3)	43,588,965	65,000	63,675,000	107,328,965	7.57%
Ned Ergul	2,850,000		2,655,000	5,505,000	0.39%
Martin Smiley	16,262,629	2,345,569	19,700,000	38,308,198	2.69%
Microphase	16,060,019	5,572,222	-	21,632,241	1.54%
Janifast	8,227,778	1,950,000	-	10,177,778	0.72%
Total Affiliates	110,859,324	9,932,791	122,510,000	243,302,115	17.33%

(1) Unless otherwise indicated, the address of each beneficial owner is 587 Connecticut Avenue, Norwalk, Connecticut 06854-1711.

(2) Unless otherwise indicated, mPhase believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company shares beneficially owned by them. The percentage for each beneficial owner listed above is based on 1,103,089,650 shares outstanding on June 30, 2009, and, with respect to each person holding options or warrants to purchase shares that are exercisable within 60 days after June 30, 2009, the number of options and warrants are deemed to be outstanding and beneficially owned by the person for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 1,816,148 shares held by Durando Investment LLC, Shares held by Janifast which Mr. Durando controls are stated separately.

(4) Does not include 90,519,050 and 36,510,585 shares issuable for unpaid compensation, loans plus accord interest, if converted for Messrs. Durando, Dotoli and Smiley respectively. Such conversions are subject to availability of authorized shares.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     Our executive officers, directors and other significant employees and their ages and positions as of June 30, 2008 are as follows:

Name of Individual	Age	Position with the Company and Subsidiaries

Ronald A. Durando	50	Chief Executive Officer, Chairman of the Board
Gustave T. Dotoli (2)	72	Chief Operating Officer
Victor Lawerence	58	Director
Anthony Guerino (1)(2)	63	Director
Abraham Biderman (1)(2)	60	Director
Martin Smiley	60	Chief Financial Officer and General Counsel

 ____________________

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal year ended June 30, 2008 and the two previous fiscal years, the compensation earned by mPhase's chief executive officer and the four other executive officers, whose compensation was greater than $100,000 for services rendered in all capacities to the Company for the year ended June 30, 2008.

SUMMARY EXECUTIVE COMPENSATION

NAME &				STOCK	OPTION	NON_EQUITY	PENSION
PRINCIPAL POSITION	YEAR	SALARY	BONUS	AWARDS	AWARDS	INCENTIVE	VALUE	OTHER	TOTAL

Ronald Durando	2008	393,600	$0	$0	$0	N/A	N/A	$19,490 #4	$413,090
President	2007	$393,600	$0	$860,000	$196,000	N/A	N/A	$7,500 #1	$1,457,100
Chief Executive Officer	2006	$393,600	$250,000	$1,260,000	$1,596,200			$7,500 #1	$3,507,300

Gustave Dotoli	2008	$282,000	$0	$0	$0	N/A	N/A	$4,156 #4	$286,156
Chief Operating Officer	2007	$282,000	$0	$450,000	$126,000	N/A	N/A	$7,538 #2	$865,538
	2006	$282,000	$75,000	$525,000	$836,400			$7,500 #2	$1,725,900

Martin Smiley	2008	$200,000	$0	$0	$0	N/A	N/A	$18,752 #4	$218,752
Executive Vice President	2007	$200,000	$0	$262,500	$56,000	N/A	N/A	$8,550 #3	$527,050
CFO Chief Legal Counsel	2006	$175,000	$0	$331,213	$213,850	N/A	N/A	$0	$720,063

Footnotes

#1 consists of directors fees of $7,500 in both 2006 and 2007
# 2 consists of directors fees of $7,500 in both 2006 and 2007plus interest of $38 in 2007on loan to the Company
#3 consists of directors fees of $3,750 plus $4,800 interest on loans to the Company
#4 Interest on loans to the Company

Compensation of Directors

During fiscal year 2008  mPhase did not compensate inside or outside directors with any stipends or stock options.

STOCK OPTIONS

Option Exercises and Stock Vesting
FYE June 30,2008

	OPTION AWARDS		STOCK AWARDS
	Number of		Number of
	shares	Value	shares	Value
	acquired	realized	acquired	realized
Name	on exercise	on exercise	on exercise	on exercise

Ronald Durando
President CEO	0	N/A	0	$0

Gustave Dotoli
COO	0	N/A	0	$0

Martin Smiley
Executive VP
CFO Chief Legal
Counsel	0	N/A	0	$0

STOCK OPTIONS

The following table contains information regarding options granted in the fiscal year ended June 30, 2008 to the executive officers named in the summary compensation table above. For the fiscal year ended June 30, 2008, mPhase did not  grant any  options or compensatory warrants to acquire shares to officers or employees of the Company.

Name	Number of	% of Total	Exercise	Market	Expiration	Potential Realizable Value
	Securities	Option/SARS	or	Price	Dates	of Assumed Annual
	Underlying	Granted to	Base	on		Rates of Stock Price
	Option/SARS	Employees in	Price	Grant		Appreciation for
	Granted (#)	Fiscal Year	($/Share)	Dates		5 Year Option Term
						0%	5%	10%

A. Ronald	0	N.A.	-	-	-	$0	$0	$0
Durando

Gustave T.	0	N.A.	-	-	-	$0	$0	$0
Dotoli

Martin	0	N.A.	-	-	-	$0	$0	$0
Smiley

OUTSTANDING EQUITY AWARDS
at FISCAL YEAR END JUNE 30.2008
	Number of Securities underlying Unexercised Options (Exercisable)	Number of Securities underlying Unexercised Options (Unexercisable)	Equity Incentive Plan awards Number of Securities	Option Exercise Price	Option Expiration Date	Number of shares of stock that has not been vested	Market Value of Shares not vested	Equity Incentive
Ronald Durando	500,000	0	0	$0.45	6/19/2009	0	0	0
President CEO	1,000,000	0	0	$0.45	6/19/2009	0	0	0
	2,500,000	0	0	$0.35	12/31/2009	0	0	0
	550,000	0	0	$0.18	2/23/2011	0	0	0
	3,450,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	3,525,000	0	0	$0.21	2/23/2011	0	0	0
	1,000,000	0	0	$0.21	3/28/2011	0	0	0
	750,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	1,400,000	0	0	$0.21	8/24/2011	0	0	0

Gustave Dotoli	250,000	0	0	$0.45	6/19/2009	0	0	0
COO	500,000	0	0	$0.35	6/19/2009	0	0	0
	1,000,000	0	0	$0.35	12/31/2009	0	0	0
	550,000	0	0	$0.18	2/23/2011	0	0	0
	1,250,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	1,325,000	0	0	$0.21	2/23/2011	0	0	0
	750,000	0	0	$0.21	3/28/2011	0	0	0
	500,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	900,000	0	0	$0.21	8/24/2011	0	0	0

Martin Smiley	550,000	0	0	$0.18	2/23/2011	0	0	0
Executive VP	475,000	0	0	$0.21	2/23/2011	0	0	0
CFO Chief Legal	25,000	0	0	$0.21	2/23/2011	0	0	0
Counsel	250,000	0	0	$0.25	6/14/2011	0	0	0
	400,000	0	0	$0.21	6/24/2011	0	0	0

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As indicated above, our Compensation Committee consists of Messrs. Dotoli, Biderman and Guerino. The committee determines all compensation paid or awarded to our executive officers and approves our overall compensation policies.

     The committee’s goals are to attract and retain an executive management team that is capable of taking full advantage of our opportunities, and to provide incentives for outstanding performance. In arriving at an initial compensation offer to an individual, the committee considers determinants of the individual’s market value, including experience, education, accomplishments and reputation, as well as the level of responsibility to be assumed, in relation to the market value of such qualifications and industry standards. When determining subsequent adjustments to an individual’s compensation package, the committee also evaluates the importance to stockholders of that person’s continued service. This is a judgment process, exercised by the committee with the advice of our management and a compensation consultant.

     The executive officers’ compensation structure consists of: (i) base salary, (ii) cash bonus and (iii) stock options.

     Base Salary.Each individual’s base salary is determined by the committee after considering a variety of factors that make up our market value and prospective value, including the knowledge, experience and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The committee may change the salary of an individual on the basis of its judgment for any reason, including our performance or the performance of the individual, changes in responsibility, and changes in the market for executives with similar credentials. Salaries for 2008 were set based on the above factors and after review of industry comparables.

     Cash Bonus.Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the committee with advice from our management, based upon the committee’s assessment of the individual’s contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by our management and the committee.

     Stock Options. Stock options are prospective incentives, aimed at keeping and motivating key people by letting them share in the value they create for stockholders. They are awarded at times deemed appropriate by the committee in amounts calculated to secure the full attention and best efforts of executives on whose future performance our success will depend.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of such reports. mPhase has reviewed the report copies filed in 2007 and based also on written representations from its directors and executive officers, the Company believes that there was compliance with Section 16 (a) filing requirements for 2008.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Material Related Party Transactions

The Company has material related party transactions. The Company incurs costs for engineering, design and production of prototypes and certain administrative functions from Microphase Corporation and the purchase of finished goods, primarily consisting of DSL splitter shelves and filters, from Janifast Limited. The Company has incurred costs for obtaining transmission rights. This enabled the Company to obtain re-transmission accreditation to proprietary television content that the Company plans to provide with its flagship product, the TV+ within its incorporated joint venture mPhase Television.Net, in which the Company owns a 56.5% interest.

Mr. Durando, the President and CEO of mPhase, owns a controlling interest and is a director and COB of Janifast Limited. Mr. Durando and Mr. Dotoli are officers of Microphase Corporation. Mr. Dotoli is also a shareholder of Janifast Limited. Mr. Ergul, the chairman of the board of mPhase, owns a controlling interest and is a director of Microphase Corporation and is a director and shareholder of Janifast Limited. Microphase, Janifast, are significant shareholders of mPhase.

Management believes the amounts charged to the Company by Microphase, Janifast, mPhase Television.Net and Hart Telephone are commensurate to amounts that would be incurred if outside parties were used. The Company believes Microphase, and Janifast Limited has the ability to fulfill their obligations to the Company without further support from the Company.

Transactions with Officers, Directors and their Affiliates

Directors that are significant shareholders of Janifast Limited include Messrs Ronald A. Durando and  Gustave T. Dotoli,

The Following Summaries Compensation to Related Parties for the Fiscal Year Ended June 30, 2008

						TOTAL
	Durando	Dotoli	Biderman	Smiley	Microphase	RELATED

Consulting / Salary	$393,600	$282,000		$200,000		$875,600
Interest	$19,490	$4,156		$18,752		$42,398
Rent					$60,000	$60,000
R&D					$28,151	$28,151
Finders Fees			$188,472			$188,472
Cost of Sales and SG&A					$30,089	$30,089

Totals	$413,090	$286,156	$188,472	$218,752	$118,240	$1,224,710

Summary of amounts due to Officers
For the year ended June 30, 2008

	RON	GUS	MARTIN
	DURANDO	DOTOLI	SMILEY	TOTAL
NOTES PAYABLE OFFICERS
BALANCE 6/30/07	$85,000	$75,000	$161,000	$321,000
July 2007 Advances (Payments)	($30,000)	($75,000)		($105,000)
August 2007 Advances (Payments)	$35,000	$75,100	$35,000	$145,100
Sept 2007 Advances (Payments)	$110,000			$110,000
Assumption of Note Payable- Sovereign	$110,000			$110,000
Oct 2007 Advances (Payments)	$25,000	$25,000	$25,000	$75,000
Nov 2007 Advances (Payments)	$76,000	$36,000	$11,000	$123,000
Dec 2007 Advances (Payments)	$25,000	$0	$0	$25,000
Transferred to Deferred Comp	($148,000)	($123,500)		($271,500)
Jan 2008 Advances (Payments)	$2,000	$32,000		$34,000
Feb 2008 Advances (Payments)	$0	$55,000	$72,038	$127,038
Mar 2008 Advances (Payments)	($180,000)	($47,500)	($40,000)	($267,500)
April 2008 Advances (Payments)	($110,000)	($52,100)	($45,000)	($207,100)
May 2008 Advances (Payments)			($15,000)	($15,000)
June 2008 Advances (Payments)
BALANCE Notes Payable Officers	$0	$0	$204,038	$204,038

Deferred Compensation	$278,000	$323,500		$601,500

Due To Officers
BALANCE 6/30/07	$188,400	$75,500		$263,900
Consulting Fee Earned -1st Qtr	$98,400	$70,500		$168,900
Consulting Fees Paid - 1st Qtr	($39,500)	($32,500)		($72,000)
Consulting Fee Earned - 2nd Qtr	$98,400	$70,500		$168,900
Consulting Fees Paid - 2nd Qtr	($10,000)	($10,000)		($20,000)
Consulting Fee Earned - 3rd Qtr	$98,400	$70,500		$168,900
Consulting Fees Paid - 3rd Qtr	($12,000)	($8,500)		($20,500)
Consulting Fee Earned - 4th Qtr	$98,400	$70,500		$168,900
Consulting Fees Paid - 4th Qtr	($221,510)	($204,244)		($425,754)
Balance Due to Officers	$298,990	$102,256		$401,246

Interest Payable	$0	$0	$18,751	$18,751
Totals Payable to Officers	$576,990	$425,756	$222,789	$1,225,535

The Following Summaries Compensation to Related Parties for the Fiscal Year Ended June 30, 2007

										TOTAL
	Durando	Dotoli	Ergul	Biderman	Smiley	Guerino	Lawrence	Janifast	Microphase	RELATED

Consulting / Salary	$393,600	$282,000			$200,000					$875,600
Directors Stipend and Interest	$7,500	$7,538	$3,750	$3,750	$8,550	$3,750	$3,750			$38,588
Rent									$60,000	$60,000
R&D									$236,492	$236,492
Finders Fees (including common shares)				$520,000						$520,000
Cost of Sales and SG&A								$110,912	$36,342	$147,254
Reparations and Stock Based Compensation	$1,044,000	$555,000	$201,000	$16,800	$306,250	$14,700		$138,462		$2,276,212
Totals	$1,445,100	$844,538	$204,750	$540,550	$514,800	$18,450	$3,750	$249,374	$332,834	$4,154,146
PacketPort.com legal expense										$611,807
Total expense to related parties										$4,765,953

During the twelve months ended June 30, 2007, Mr. Biderman's  through his affiliated firm of Palladium Capital Advisors earned finder's fees of $520,000 in connection with the raising of approximately $5 million in various equity transactions during the year.

In addition at various points during fiscal year ended June 2007, Messrs Durando, Dotoli and Smiley provided $650,000 in bridge loans to the Company which was evidenced by individual promissory notes. During December 2006, Messrs Durando and Dotoli agreed to convert their notes, in the amounts of $130,000 and $200,000 respectively, to a deferred compensation arrangement, the repayment terms of which have not been specified. Mr. Smiley has extended bridge loans to the Company of $160,000, evidenced by promissory notes for $101,000 and a $60,000 note with a 12% rate of interest. In summary as of June 30, 2007, bridge loans outstanding were $85,000, $75,000 and $161,000 to the Messrs Durando, Dotoli and Smiley, respectively. All of the foregoing promissory notes are payable on demand.

During the 12 month period ended June 30, 2006 Eagle Advisers, an investment banking firm founded by Mr. Abraham Biderman, a member of the Board of Directors of the Company, earned fees and reimbursement expenses of approximately $782,568 in connection with services in regard to private placements of the Company's common stock and warrants and raised a total of $5,820,652 net of such fees for the Company.

During the 12 month period ended June 30, 2005 Eagle Advisers, earned fees and reimbursement expenses of approximately $633,000 in connection with services in connection with private placements of the Company's common stock and warrants and raised a total of $6,117,000 net of such fees for the Company.

Additionally at June 30, 2004, Mr. Durando was owed $300,000 and Mr. Smiley was owed $100,000 by the Company as evidenced by a non-interest bearing promissory note that was repaid in July 2004. As of June 30, 2004 a total of $55,000 in the aggregate was due to Mr. Durando and Mr. Dotoli for unpaid compensation.

Mr. Durando's June 30, 2004 note payable balance of $300,000 was repaid by the Company during fiscal year 2005. During the first and second quarters of fiscal year 2005, Mr. Durando made additional bridge loans to the Company evidenced by various 12% demand notes in the aggregate of $525,000. Mr. Durando was repaid a total of $450,000 of such loans in January of 2005. In addition, Mr. Durando converted $13,954 of the principal amount of a $75,000 promissory note leaving unpaid principal of $61,046 outstanding. Mr. Durando converted $13,000 of accrued and unpaid interest on various promissory notes of the Company into 65,000 shares of common stock and a 5 year warrant to purchase a like amount of common stock at $.25 per share.

During the twelve month period ended June 30, 2005 Mr. Dotoli and Mr. Smiley, the COO, and CFO and General Counsel of the Company respectively, each lent the Company $75,000. Mr. Dotoli was repaid, the principal amount of such loan, in cash in January, 2005 and Mr. Smiley converted his $75,000 loan into 375,000 shares of common stock of the Company plus a 5 year warrant to purchase a like amount of shares at $.25 per share. In addition, Mr. Smiley converted $9,975 of accrued interest into 49,875 shares of common stock plus a 5 year warrant to purchase a like amount of shares at $.25 per share. Finally Mr. Smiley received 25,000 additional shares of common stock as a market adjustment to his equity investment of $25,000 on August 30, 2004. Mr. Dotoli cancelled $3,750 of accrued and unpaid interest from August 15, 2004 through January 15, 2004 into 375,000 shares of common stock pursuant to the terms of a portion of a warrant that was exercised at $.01 per share previously given by the Company to Mr. Dotoli in exchange for and cancellation of unpaid compensation. On January 15, 2004, Mr. Smiley was awarded 425,000 shares of common stock as additional compensation.

During the six months ending December 31, 2004, accounts payable in the amount of $250,000 owed by mPhase to Microphase Corporation was cancelled in exchange for the 1,250,000 shares of common stock and a 5 year warrant to purchase a like amount of shares at $.25.In addition for such period, Janifast Ltd. cancelled $200,000 of accounts payable owed by mPhase in exchange for 1,000,000 shares of common stock and a 5 year warrant to purchase a like amount of shares at $.25 per share.

In late February and early March of 2005, the various vendors converted approximately $173,898 in accounts payable due from the Company into 535,296 shares of Common stock aggregating $183,310 in full settlement of those obligations.

Mr. Ronald A. Durando converted $13,000 of accrued and unpaid interest on various demand notes issued by the Company for loans by Mr. Durando during the six month period ended December 31, 2004 into 65,000 shares of common stock plus a 5 year warrant to purchase a like amount of shares at $.25 per share. In addition Mr. Durando converted $13,954 of principal of a $75,000 promissory note into the exercise, in full, of a warrant to purchase 1,395,400 shares of common stock at $.01 previously granted to Mr. Durando in exchange for cancellation of unpaid compensation.

In June of 2005, Mr. Smiley converted the his 12%  $100,000 note converted plus accrued interest thereon to 520,000 shares of common stock of mPhase at the rate of $.20 cents per share plus a 5 year warrant for an additional 520,000 shares of common stock at $.25 per share.

In addition a demand note payable to Martin Smiley, CFO and General Counsel of mPhase, in the amount of $75,000 was converted into 375,000 shares of common stock plus a 5 year warrant to purchase a like amount of shares at $.25 per share and Mr. Smiley extended from July 25, 2004 to July 25, 2005 a $100,000 promissory note carrying 12% interest. In addition Mr. Smiley converted accrued and unpaid interest on his various promissory notes of $ 9,975 through December 31, 2004 into 49,875 shares of common stock plus a 5 year warrant to purchase a like amount of common stock at $.25 per share. Mr. Smiley's remaining $100,000 note is convertible into Common Stock of mPhase at the rate of $.25 cents per share through July 25, 2009. Upon conversion, the note holder will be granted warrants to purchase an equivalent amount of mPhase Common Stock at $.25 cents per share for a period of five years from the date of conversion plus a 5 year warrant for a like amount of shares at $.25 per share. Mr. Ronald A. Durando converted $13,000 of accrued and unpaid interest on various demand notes issued by the Company for loans by Mr. Durando during the six month period ended December 31, 2004 into 65,000 shares of common stock plus a 5 year warrant to purchase a like amount of shares at $.25 per share. In addition Mr. Durando converted $13,954 of principal of a $75,000 promissory note into the exercise, in full, of a warrant to purchase 1,395,400 shares of common stock at $.01 previously granted to Mr. Durando in exchange for cancellation of unpaid compensation. Finally, Mr. Gustave Dotoli, Chief Operating Officer of the Company converted $ 3,750 of accrued and unpaid interest on a $75,000 promissory note into 375,000 shares of common stock at $.01 pursuant to a portion of a warrant previously granted to Mr. Dotoli for unpaid compensation.

During fiscal year end June 30, 2006, Mr. Edward Suozzo, a consultant of the Company, converted $50,000 of accounts payable owed by the Company into 331,864 shares of common stock plus a 5 year warrant to purchase 277,778 shares of common stock at $.18 per share. During fiscal year end June 30, 2005, Mr. Suozzo converted $20,000 of accounts payable owed by the Company into 100,000 shares of common stock plus a 5 year warrant to purchase 100,000 shares of common stock at $.25 per share.

During fiscal year end June 30, 2006, Microphase Corporation and Janifast Corp, both related parties respectively converted $369,000 and $171,000 of accounts payable owed by the Company into 2,050,000 and 950,000 shares of common stock plus a 5 year warrant to purchase 2,050,000 and 950,000 shares of common stock at $.18 per share.

During the three months ending September 30, 2004, a note payable in the amount of $180,000 to Microphase Corporation, Such note was extended by Microphase from July 25, 2004 and now matures on July 25, 2005. Additionally, a note payable to Martin Smiley, CFO and General Counsel of mPhase, in the amount of $100,000 was extended from July 25, 2004 to July 25, 2005. Both liabilities carry an interest rate of 12% payable quarterly in arrears and were extended effective June 30, 2004. Each note is convertible into Common Stock of mPhase at the rate of $.25 cents per share plus a 5 year warrant for a like amount of common stock at $.25 per share through July 25, 2005 and a second 5 year warrant at $.50 per share convertible into a like amount of shares.

On August 30, 2004, the Company paid $100,000 to Piper&Rudnick, LLP, its outside counsel, in connection with the renegotiation of a Payment Agreement effective June 30, 2004. Under the terms of the renegotiated Payment Agreement, the Company agreed to payments of $25,000 each on December 1, 2004, March 1, 2005, June 1, 2005 and September 1, 2005 and a payment of $50,000 on December 1, 2006 plus $25,000 payments on March 1, 2006, June 1, 2006, September 1, 2006 and a final payment of $75,000 payment on December 1, 2007. In addition, Piper&Rudnick LLP agreed to convert $150,000 of such payable into a 5 year cashless warrant to purchase the Company's common stock at $.25 per share.

On August 30, 2004 the Company issued two demand promissory notes each in the principal amount of $75,000 at 12% interest in consideration of loans of $75,000 to the Company from each of Mr. Dotoli, its COO and Mr. Smiley, its CFO and General Counsel. In addition on September 30, 2004, the Company issued a demand promissory note to Microphase Corporation, a related party, for a loan of $175,000 to the Company with a 12% interest rate. Finally, the Company issued demand promissory notes with an interest rate of 12% to Mr. Ronald Durando, CEO of the Company for loans made to the Company dated August 30, 2004, as well as demand promissory notes to Mr. Durando, its CEO, for loans to the Company of $200,000 on August 30, 2004, $75,000 on September 28, 2004 and $175,000 on September 30, 2004 respectively.

Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli, our Chairman, Chief Executive Officer and Chief Operating Officer, respectively, are executive officers and shareholders of Microphase and Ronald Durando and Gustave T. Dotoli are president and vice- president of PacketPort.com., respectively.

On November 26, 1999, Mr. Durando acquired, via a 100% ownership of PacketPort, Inc., a controlling interest in Linkon Corporation, now known as PacketPort.com, Inc. On November 26, 1999, PacketPort, Inc., a company owned 100% by Mr. Durando, acquired controlling interest in Linkon Corp., which subsequently changed its name to PacketPort.com, Inc. In connection with this transaction, Mr. Durando transferred 350,000 shares of our common stock to PacketPort, Inc.

Transactions with Microphase Corporation

mPhase's President and Chairman of the Board of the Company are also employees of Microphase. On May 1, 1997, the Company entered into an agreement with Microphase, whereby it will use office space as well as the administrative services of Microphase, including the use of accounting personnel. This agreement for fiscal year 2006 required mPhase to pay Micophase $10,000 per month. Microphase also charges fees for specific projects on a project-by-project basis. During the year ended June 30, 2006 and for the period of time from mPhase's inception (October 2, 1996) to June 30, 2006, $531,820 and $8,670,776, respectively, have been charged to expense or inventory under these Agreements and is included in operating expenses in the accompanying consolidated statements of operations.

The Company is obligated to pay a 3% royalty to Microphase on revenues from its proprietary Traverser Digital Video and Data Delivery System and DSL component products.

Transactions with Janifast

Janifast Ltd., a Hong Kong corporation manufacturer, which has produced components for our prototype Traverser_ DVDDS product, and may produce such components for us in the future. Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli are controlling shareholders of Janifast Ltd. with an aggregate ownership interest of greater than 75% of Janifast Ltd. Mr. Durando is Chairman of the Board of Directors and Mr. Ergul is a Director of Janifast.

Transactions with Other Related Parties

In March 2000, mPhase acquired a 50% interest in mPhaseTelevision.Net (formerly Telco Television Network, Inc.), an incorporated joint venture. This percentage was increased to approximately 57% in fiscal year 2001. Alpha Star International, Inc currently owns the remaining joint venture interest.

     Effective June 30, 2004, the Company was $473,787 in arrears with respect to a Promissory Note issued to Piper Rudnick LLP plus other legal fees of $118,773.36.  It should be noted that Piper & Rudnick received such Promissory Note plus two warrants received in March of 2002 that expired in March 8, 2007 in exchange for cancellation of certain payables. Such warrants have conversion rights into our common stock for a total of 2,233,490 shares that have been registered under a recently effective Form S-1 Registration Statement, and are cashless. On September 3, 2003, the Company paid $10,000 in cash to Piper in exchange for reducing the total payable to $550,000 plus the issuance of additional cashless warrant for $150,000 worth of the Company's common stock valued at $.25 per share. The remaining $300,000 payable had the following future payment schedule :

1. Payments of $25,000 each on December 1, 2004, March 1, 2005, June 1, 2005, September 1, 2005, March 1, 2006, June 1, 2006 and September 1, 2006.

2. A payment of $50,000 on December 1, 2005

3. A payment of $75,000 due on December 1, 2006

As of June 30, 2008 the Company has made all of the above payments except for the $75,000 due December 1, 2006, that was, in arrears.

SHAREHOLDERS PROPOSALS FOR THE 2009 ANNUAL MEETING

     Shareholders who may wish to present proposals for inclusion in our Proxy materials and for consideration at the 2009 Annual Meeting of Shareholders must submit such proposals in writing to our corporate Secretary in accordance with all applicable rules and regulations of the SEC for receipt by us no later than December 15, 2009. A signed Proxy shall confer discretionary authority upon us to vote on all shareholder proposals that are not received by us on or before December 15, 2009.

COST OF SOLICITATION

     The accompanying Proxy is solicited by and on behalf of our Board of Directors. We will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees will not receive additional compensation for such solicitation. Brokerage firms, nominees, custodians and fiduciaries also will be requested to forward Proxy materials to beneficial owners of shares held of record by them. We may reimburse brokerage firms, nominees, custodians, fiduciaries and other record holders for their reasonable out of pocket expenses in forwarding Proxy materials to the beneficial owners and obtaining their proxies.

ADDITIONAL INFORMATION

     A copy of our Form 10K for the fiscal year ended June 30, 2008, is being provided to all shareholders with this Proxy Statement. In addition, Form 10-K with exhibits is available via the Internet at the website  http://www.freeedgar.com ..

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the Proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

Gustave T. Dotoli
 Corporate Secretary

Norwalk, Connecticut

November 3, 2009

MPHASE TECHNOLOGIES ,INC. C/O JERSEY TRANSFER 201 BLOOMFIELD AVE., SUITE 26 VERONA , NJ 07044	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS

If you would like to reduce the costs incurred by mPHASE TECHNOLOGIES, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to mPHASE TECHNOLOGIES, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
MPHSE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

mPHASE TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS BELOW.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee’s number on the line below.
1.

Election of 01) Ronald A. Durando, 02) Gustave T. Dotoli, 03) Victor Lawrence 04) Abraham Biderman 05) Martin S. Smiley 06) Anthony H. Guerino as Directors of the Board of Directors until the next annual meeting.

	☐	☐	☐

				For	Against	Abstain

2.	Approval of our independent accountants, Rosenberg Rich Baker Berman & Co. for fiscal year 2009.			☐	☐	☐

3.

Approval of an amendment to our Amended Certificate of Incorporation authorizing an increase in authorized shares of common stock of the Company from 2 billion shares to 3 billion shares $.01 par value

				☐	☐	☐

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such.

For address changes/comments, please check this box and write them on the back where indicated				☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household

	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

mPHASE TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
December 17, 2009, 10:00 A.M.

The undersigned hereby appoints Gustave T. Dotoli and Martin Smiley or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the Annual Meeting of Shareholders and to vote all shares of mPhase Technologies, Inc., which the undersigned is entitled to vote and would possess if personally present at said meeting to be held at our offices at 587 Connecticut Avenue, Norwalk, CT 06854, on Thursday December 17, 2008 at 10:00 a.m. and at all postponements or adjournments upon the matters listed on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3 LISTED ON THE REVERSE SIDE. PROXIES ARE ALSO GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

                 (Continued, and to be signed on back)